SIXTH AMENDMENT TO THE

AMENDED AND RESTATED CUSTODY AGREEMENT

THIS SIXTH AMENDMENT, effective as of the last date in the signature line, to the Amended and Restated Custody Agreement dated as of June 30, 2019, as amended (the “Agreement”), is entered into by and between THE RBB FUND, INC., a Maryland corporation, (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and the Custodian desire to amend Exhibit A of the Agreement, the funds list of the Company to add and remove Funds to its series; and

WHEREAS, the Parties desire to amend the fee schedule on Schedules I and II of the Agreement; and

WHEREAS, the Parties desire to amend the term within Article XIII, Section 13.01 of the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties, and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, the parties agree to amend and restate Exhibit A of the Agreement for the purposes of

(1) adding the SGI U.S. Large Cap Core ETF and SGI Dynamic Tactical ETF to the Agreement;

(2) removing the Orinda Income Opportunities Fund and the SGI Conservative Fund from the Agreement; and

(3) Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto; and

(4) Schedule I of the Agreement is hereby superseded and replaced with Schedule I attached hereto; and

(5) Schedule II of the Agreement is hereby superseded and replaced with Schedule II attached hereto: and

(6) Article XIII, Section 13.01 of the Agreement is hereby superseded and replaced with the following:

Effective Period and Termination. This Agreement shall become effective as of the date first written above and will continue in effect for a period of four (4) years. Subsequent to the end of the four (4) year period, this Agreement continues until one party gives 90 days prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. However, this cure period only applies to the first two such breaches of the same material term of this Agreement. Either party may terminate this Agreement after the third such breach of the same material term of this Agreement. In addition, the Company may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction or upon its “assignment” as defined under the1940 Act.; and

(7) Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE RBB FUND, INC.		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ James G. Shaw	By:	/s/ Gregory Farley

Printed Name:	James G. Shaw	Printed Name:	Gregory Farley

Title:	CFO/Treasurer & Secretary	Title:	Senior Vice President

Date:	7/1/2022	Date:	7/11/2022

Amended Exhibit A to the Amended and Restated Custody Agreement

The separate Mutual Fund Series and ETF Series of the RBB Fund, Inc. and Certain Related Entities

Abbey Capital Futures Strategy Fund
Abbey Capital Master Offshore Fund Limited
Abbey Capital Multi Asset Fund
Abbey Capital Offshore Fund SPC
Abbey Capital Onshore Series LLC
ACMAF Master Offshore Limited
ACMAF Offshore SPC
ACMAF Onshore Series LLC
Adara Smaller Companies Fund
Aquarius International Fund
Boston Partners All-Cap Value Fund
Boston Partners Emerging Markets Dynamic Equity Fund
Boston Partners Emerging Markets Fund
Boston Partners Emerging Markets Long/Short Offshore Fund Ltd.
Boston Partners Global Equity Fund
Boston Partners Global Long/Short Fund
Boston Partners Global Sustainability Fund
Boston Partners Long/Short Equity Fund
Boston Partners Long/Short Research Fund
Boston Partners Small Cap Value Fund II
Campbell Systematic Macro Fund
Campbell Systematic Macro Offshore Limited
DriveWealth Power Saver ETF
DriveWealth Steady Saver ETF
Free Market Fixed Income Fund
Free Market International Equity Fund
Free Market US Equity Fund
Matson Money Fixed Income VI Portfolio
Matson Money International Equity VI Portfolio
Matson Money U.S. Equity VI Portfolio
Motley Fool 100 Index ETF
Motley Fool Capital Efficiency 100 Index ETF
Motley Fool Global Opportunities ETF
Motley Fool Mid-Cap Growth ETF
Motley Fool Next Index ETF
Motley Fool Small-Cap Growth ETF
Optima Strategic Credit Fund
SGI Dynamic Tactical ETF
SGI Global Equity Fund

SGI Peak Growth Fund
SGI Prudent Growth Fund
SGI Small Cap Core Fund SGI U.S. Large Cap Core ETF
SGI U.S. Large Cap Equity Fund
SGI U.S. Large Cap Equity VI Portfolio
SGI U.S. Small Cap Equity Fund
Stance Equity ESG Large Cap Core ETF
WPG Partners Select Small Cap Value Fund
WPG Partners Small/Micro Cap Value Fund
YieldX Diversified Income ETF

SCHEDULE I to the Amended and Restated Custody Agreement – The RBB Fund, Inc. (the “Company”)

Domestic and Global Custody Services Fee Schedule at July 2022

Annual Fee Based Upon Average Net Assets on the Fund Complex*

[ ] basis points on the first $[ ]

[ ] basis points on the balance

Plus portfolio transaction fees

Portfolio Transaction Fees

■	$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown

■	$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

■	$[ ] – Option/SWAPS/future contract written, exercised or expired

■	$[ ] – Mutual fund trade, Fed wire, margin variation Fed wire

■	$[ ] – Physical security transaction

■	$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses

All miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

■	See Additional Global Sub-Custodial Services Annual Fee Schedule for global servicing fees.

■	Sub Advised Funds - $[ ] per custody account per year

■	$[ ] – Segregated account per year

■	Class Action Services – $[ ] filing fee per class action per account, plus [ ] % of gross proceeds, up to a maximum per recovery not to exceed $[ ]

■	No charge for the initial conversion free receipt.

■	Overdrafts – charged to the account at prime interest rate plus [ ] unless a line of credit is in place.

Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee*	Country	Safekeeping (BPS)	Transaction fee*	Country	Safekeeping (BPS)	Transaction fee*
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Africa	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	South Korea	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Spain	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Sweden	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Tanzania	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Thailand	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	Turkey	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]	UAE	[ ]	$[ ]
Eswatini	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Uganda	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	Uruguay	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)**	[ ]	$[ ]
Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]	Zambia	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]

*	Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

**	Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo, and Benin.

Global Sub-Custodial Services Annual Fee Schedule

Base Fee - $[ ] monthly base fee per account

(Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

■	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than [ ] ([ ]) months with the client will be charged $[ ] per claim.

Miscellaneous Expenses

■	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

■	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

■	SWIFT reporting and message fees.

SCHEDULE II to the Amended and Restated Custody Agreement – The RBB Fund, Inc. (the “Company”)

Domestic and Global Custody Services Fee Schedule at July 2022

Base Fee for Custody Services

Annual Fee Based Upon Average Net Assets on the Fund Complex*

[ ] basis points on the first $[ ]

[ ] basis points on the balance

Plus portfolio transaction fees

Portfolio Transaction Fees Associated with Sponsor Trades

■	“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.

■	Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades”.

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Schedule II (continued) to the Custody Agreement – The RBB Fund, Inc. - Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee*	Country	Safekeeping (BPS)	Transaction fee*	Country	Safekeeping (BPS)	Transaction fee*
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Africa	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	South Korea	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Spain	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Sweden	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Tanzania	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Thailand	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	Turkey	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]	UAE	[ ]	$[ ]
Eswatini	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Uganda	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	Uruguay	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)**	[ ]	$[ ]
Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]	Zambia	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]

*	Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

**	Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo, and Benin.

Schedule II (continued) to the Custody Agreement-The RBB Fund, Inc. - Additional Global Sub-Custodial Services Annual Fee Schedule

Base Fee - $[ ] monthly base fee per account

(Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

■	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than [ ] ([ ]) months with the client will be charged $[ ] per claim.

Miscellaneous Expenses

■	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

■	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

■	SWIFT reporting and message fees.